Exhibit 99.1

iCAD Reports Financial Results for Fourth Quarter and Fiscal Year Ended December 31, 2024

NASHUA, N.H. –  March 19, 2025  – iCAD, Inc. (NASDAQ: ICAD) ("iCAD" or the "Company") a global leader on a mission to create a world where cancer can’t hide by providing clinically proven AI-powered breast health solutions, today reported its financial and operating results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter 2024 Highlights (Year over Year Performance):

●	Total ARR (Annual Recurring Revenue) was $9.8 million, up 11% year over year
●	Total revenues increased 14% to $5.4 million
●	Gross Profit Margin of 86%
●	382 Total deals closed in 2024, 42 of which were ProFound Cloud
●	ProFound Detection V4.0 granted FDA clearance
●	Expanded global reach with new distribution agreements in South Africa, Portugal, and the UK

Dana Brown, President and CEO of iCAD commented, “Our fourth-quarter results reflect strong momentum in our transition to a SaaS-based model, evidenced by growth of 11% in ARR year-over-year and the signing of 19 cloud deals, a sequential improvement from 13 deals signed in the third quarter of 2024.  The growth in customer adoption of ProFound Cloud demonstrates the growing market demand for scalable, AI-powered breast health solutions. Our global expansion efforts continue to gain traction, with new distribution agreements secured in key international markets during 2024. We also achieved a key regulatory milestone in the fourth quarter, receiving FDA clearance of ProFound Detection® Version 4.0, our most advanced AI solution to date, further strengthening our position as an industry innovator and leader.

"We expect 2025 to be a pivotal year for our SaaS transition.  While the strategic shift to a recurring revenue model impacts our GAAP revenue in the near term, it is being well-received by our expanding customer base and will significantly enhance our business model over time. Our balance sheet is strong, providing us the financial flexibility to successfully execute this transition while continuing to deliver AI solutions that improve patient outcomes worldwide.”

The chart below illustrates the growth of ARR between the first quarter of 2022, when subscription sales first began, and the fourth quarter of 2024:

ARR Change Since Start of Subscription Sales
(in 000’s)
	Q1 22	Q4 24	$ Change Increase/(Decrease)
Maintenance Services ARR (M-ARR)	$6,655	$6,375	$(280)
Subscription ARR (S-ARR)	—	2,616	2,616
Cloud ARR (C-ARR)	—	787	787
Total ARR (T-ARR)	$6,655	$9,778	$3,123

% Change Since Start of Subscription Sales			47%

Fourth Quarter 2024 Financial Results

Total revenue for the fourth quarter of 2024 was $5.4 million, an increase of $0.7 million, or 14%, as compared to the fourth quarter of 2023.

(in 000’s)	Three months ended December 31,
	2024	2023	$ Change	% Change
Product revenue	$3,668	$2,970	$698	23.5%
Services revenue	1,740	1,771	(31)	-1.8%
Total revenue	$5,408	$4,741	$667	14.1%

Gross Profit: Gross profit for the fourth quarter of 2024 was $4.7 million, or 86% of revenue, as compared to $4.3 million, or 91% of revenue, in the fourth quarter of 2023.

Operating Expenses: Total operating expenses for the fourth quarter of 2024 were $5.5 million, a 10% increase from $5.0 million in the fourth quarter of 2023.

GAAP Net Loss from continuing operations: Net loss from continuing operations for the fourth quarter of 2024 was ($0.9) million, or ($0.03) per diluted share, as compared to a net loss of ($0.5) million, or ($0.02) per diluted share, for the fourth quarter of 2023.

Non-GAAP Adjusted Net Loss from continuing operations: Non-GAAP Adjusted Net Loss from continuing operations, a non-GAAP financial measure as defined below, for the fourth quarter of 2024 was ($0.9) million, or ($0.03) per diluted share, as compared to a Non-GAAP Adjusted Net Loss of ($0.5) million, or ($0.02) per diluted share, for the fourth quarter of 2023. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the three-month periods ended December 31, 2024 and 2023, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA, a non-GAAP financial measure as defined below, for the fourth quarter of 2024 was a loss of ($0.5) million compared to a loss of $(0.4) million in the fourth quarter of 2023. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the three-month periods ended December 31, 2024 and 2023, respectively.

Full Year 2024 Financial Results

Total revenue for the full year 2024 was approximately $19.6 million, an increase of approximately $2.3 million, or 13%, as compared to the full year 2023.

(in 000’s)	Twelve months ended December 31,
	2024	2023	$ Change	% Change
Product revenue	$12,532	$9,930	$2,602	26.2%
Services revenue	7,076	7,388	(312)	-4.2%
Total revenue	$19,608	$17,318	$2,290	13.2%

Gross Profit: Full year 2024 gross profit was $16.6 million, or 85% of revenue, as compared to $14.8 million, or 85% of revenue, in full year 2023.

Operating Expenses: Full year 2024 total operating expenses were $22.9 million, compared to $22.5 million for full year 2023.

GAAP Net Loss from continuing operations: Full year 2024 net loss from continuing operations was ($5.6) million, or ($0.21) per diluted share, as compared to a net loss of ($7.0) million, or ($0.27) per diluted share, for full year 2023.

Non-GAAP Adjusted Net Loss from continuing operations: Full year 2024 non-GAAP Adjusted Net Loss from continuing operations, a non-GAAP financial measure as defined below, was ($5.4) million, or ($0.20) per diluted share, as compared to a Non-GAAP Adjusted Net Loss of ($6.8) million, or ($0.26) per diluted share, for full year 2023. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the years ended December 31, 2024 and 2023, respectively.

Non-GAAP Adjusted EBITDA: Full year 2024 Non-GAAP Adjusted EBITDA, a non-GAAP financial measure as defined below, was a loss of ($4.4) million compared to a loss of $(5.9) million in full year 2023. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the years ended December 31, 2024 and 2023, respectively.

Cash and cash equivalents:  Cash and cash equivalents were $17.2 million as of December 31, 2024.  iCAD believes it has sufficient cash resources to fund its planned operations for at least the next 12 months with no need to raise additional funding.

Conference Call:

The Company will host a conference call at 4:30 PM Eastern Time on Wednesday, March 19, 2025.

Earnings call details are as follows:

●	Toll Free: 877-545-0523
●	International: 973-528-0016
●	Participant Access Code: 174549
●	Webcast: https://www.webcaster4.com/Webcast/Page/2879/52064

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com

About iCAD, Inc.

iCAD, Inc. (NASDAQ: ICAD) is a global leader on a mission to create a world where cancer can’t hide by providing clinically proven AI-powered solutions that enable medical providers to accurately and reliably detect cancer earlier and improve patient outcomes. Headquartered in Nashua, N.H., iCAD’s industry-leading ProFound Breast Health Suite provides AI-powered mammography analysis for breast cancer detection, density assessment and risk evaluation. Used by thousands of providers serving millions of patients, ProFound is available in over 50 countries. In the last five years alone, iCAD estimates reading more than 40 million mammograms worldwide, with nearly 30% being tomosynthesis.  For more information, including the latest in regulatory clearances, please visit www.icadmed.com.

Forward-Looking Statements

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the expansion of access to the Company’s products, improvement of performance, acceleration of adoption, expected benefits of ProFound AI®, the benefits of the Company’s products, and future prospects for the Company’s technology platforms and products. Such forward-looking statements involve a number of known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited, to the Company’s ability to achieve business and strategic objectives, the willingness of patients to undergo mammography screening, whether mammography screening will be treated as an essential procedure, whether ProFound AI will improve reading efficiency, improve specificity and sensitivity, reduce false positives and otherwise prove to be more beneficial for patients and clinicians, the impact of supply and manufacturing constraints or difficulties on our ability to fulfill our orders, uncertainty of future sales levels, to defend itself in litigation matters, protection of patents and other proprietary rights, product market acceptance, possible technological obsolescence of products, increased competition, government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

CONTACTS

Media inquiries:

pr@icadmed.com

Investor Inquiries:

John Nesbett/Rosalyn Christian

IMS Investor Relations icad@imsinvestorrelations.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except for share data)

(Unaudited)

	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$17,206	$21,670
Trade accounts receivable, net of allowance for credit losses of $238 and $277 as of December 31, 2024 and December 31, 2023, respectively	7,207	6,392
Inventory, net	756	917
Prepaid expenses and other current assets	1,258	699
Total current assets	$26,427	$29,678
Property and equipment, net of accumulated depreciation of $1,496 and $1,045 as of December 31, 2024 and December 31, 2023, respectively	1,716	1,823
Operating lease assets	177	461
Other assets	757	849
Intangible assets, net of accumulated amortization of $8,535 and $8,488 as of December 31, 2024 and December 31, 2023, respectively	101	148
Goodwill	8,362	8,362
Deferred tax assets	—	97
Total assets	$37,540	$41,418
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,111	$712
Accrued and other expenses	2,358	2,448
Lease payable—current portion	229	188
Deferred revenue—current portion	3,863	3,400
Total current liabilities	7,561	6,748
Lease payable, net of current	133	273
Deferred revenue, net of current	1,137	974
Deferred tax	8	6
Other	17	—
Total liabilities	8,856	8,001
Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value: authorized 1,000,000 shares; none issued.	—	—

Common stock, $0.01 par value: authorized 60,000,000 shares; issued 26,540,030 as of both December 31, 2024 and December 31, 2023, respectively; outstanding 26,354,199 as of both December 31, 2024 and December 31, 2023, respectively.	265	265
Additional paid-in capital	307,133	306,250
Accumulated deficit	(277,299)	(271,683)
Treasury stock at cost, 185,831 shares as of both December 31, 2024 and December 31, 2023	(1,415)	(1,415)
Total stockholders’ equity	28,684	33,417
Total liabilities and stockholders’ equity	$37,540	$41,418

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except for per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue:
Products and licenses	$3,668	$2,970	$12,532	$9,930
Services	1,740	1,771	7,076	7,388
Total revenue	5,408	4,741	19,608	17,318
Cost of revenue:
Products	331	287	1,387	1,387
Services	293	109	1,205	1,060
Amortization and depreciation	114	22	381	86
Total cost of revenue	738	418	2,973	2,533
Gross profit	4,670	4,323	16,635	14,785
Operating expenses:
Engineering and product development	1,411	1,252	6,609	5,161
Marketing and sales	2,213	2,049	8,423	7,740
General and administrative	1,850	1,675	7,629	9,324
Amortization and depreciation	60	63	242	249
Total operating expenses	5,534	5,039	22,903	22,474
Loss from operations	(864)	(716)	(6,268)	(7,689)
Other income/ (expense):
Interest expense	(12)	(14)	(12)	(16)
Interest income	192	201	811	729
Other income (expense), net	(91)	(6)	(49)	(14)
Other income (expense), net	89	181	750	699
Loss before provision for income taxes	(775)	(535)	(5,518)	(6,990)
Provision for tax expense	(79)	(7)	(98)	(20)
Loss from continuing operations	(854)	(542)	(5,616)	(7,010)
Income (loss) from discontinued operations	—	1,904	—	2,163
Net loss and comprehensive loss	$(854)	$1,362	$(5,616)	$(4,847)
Net loss per share:
Loss from continuing operations, basic and diluted	$(0.03)	$(0.02)	$(0.21)	$(0.27)
Loss from discontinued operations, basic and diluted	$-	$0.07	$-	$0.08
Net loss per share, basic and diluted	$(0.03)	$0.05	$(0.21)	$(0.19)
Weighted average number of shares used in computing loss per share:	26,354	26,323	26,354	25,613

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Twelve Months ended
	December 31,
	2024	2023
Cash flow from operating activities:
Net loss	$(5,616)	$(4,847)
Adjustments to reconcile net loss to net cash used for operating activities:
Gain on sale of business	—	(2,592)
Amortization	47	170
Depreciation	577	239
Non-cash lease expense	100	462
Impairment of operating lease asset	184	—
Bad debt provision	(39)	177
Stock-based compensation	883	1,316
Deferred tax	99	20
Other	66	(1)
Changes in operating assets and liabilities:
Accounts receivable	(776)	419
Inventory	161	1,489
Prepaid and other assets	(467)	840
Accounts payable	399	(811)
Accrued and other expenses	(90)	(1,554)
Lease liabilities	(99)	(484)
Deferred revenue	626	193
Total adjustments	1,671	(117)
Net cash used for operating activities	(3,945)	(4,964)
Cash flow from investing activities:
Proceeds from sale of business, net of transaction costs	—	4,539
Additions to property and equipment	(168)	(922)
Capitalization of internal-use software	(351)	(342)
Net cash used for investing activities	(519)	3,275
Cash flow from financing activities:
Proceeds from option exercises pursuant to stock option plans	—	80
Proceeds from issuance of common stock, net of issuance costs	—	1,966
Net cash provided by financing activities	—	2,046
(Decrease) increase in cash and cash equivalents	(4,464)	357
Cash and cash equivalents, beginning of period	21,670	21,313
Cash and cash equivalents, end of period	$17,206	$21,670
Supplemental disclosure of cash flow information:
Interest paid	$12	$16
Amendment to right-of-use assets obtained in exchange for operating lease liabilities	$121	$—

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures and Definitions of Metrics

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP Net Loss before provisions for interest expense, other income, stock-based compensation expense, depreciation and amortization, tax expense, severance, gain on sale of assets, loss on disposal of assets, acquisition and litigation related expenses. Management considers this non-GAAP financial measure to be an indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management defines "Non-GAAP Adjusted Net Loss from continuing operations" as the difference between Net Loss from continuing operations, calculated on a GAAP basis, and any adjustments that management believes are appropriate to understand the Company's short-term and long-term financial and operational trends.  Those adjustments, as more fully described in the table below, include severance and furlough, loss on fair value of convertible debentures, and litigation related.  Management considers this non-GAAP financial measure to be an indicator of the Company's financial and operational performance.

Management defines "Non-GAAP Adjusted Net Loss Per Share from Continuing Operations per share" as Non-GAAP Adjusted Net Loss from continuing operations, as described previously, divided by the Company's weighted average number of shares outstanding used in computing loss per share on a GAAP basis.  Management considers this non-GAAP financial measure to be an indicator of the Company's financial and operational performance on a per share basis.

The non-GAAP financial measures do not replace the presentation of the Company’s GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•

Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on capital leases and interest on the convertible debentures from its non-GAAP Adjusted EBITDA calculation.

•

Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•

Amortization and Depreciation: Purchased assets and intangibles are amortized over a period of several years and generally cannot be changed or influenced by management after they are acquired. Accordingly, these non-cash items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•

Severance and Furlough: The Company has incurred severance and furlough expenses in connection with restructuring and in connection with the separation of its former CEO.  The Company excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items can vary significantly and do not reflect expected future operating expenses. In addition, management believes that such items do not have a direct correlation to future business operations.

•

Loss on fair value of convertible debentures. The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

•

Litigation related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

•

Loss on extinguishment of debt: The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

•	Impairment of operating lease asset: The Company incurred a non-cash impairment charge as a result of executing a sublease for its corporate headquarters. The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that it has no direct correlation to future business operations.

On occasion in the future, there may be other items, such as loss on extinguishment of debt, significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Definitions of Metrics

Starting in the third quarter of 2023, the Company began reporting Annual Recurring Revenue (“ARR”) with each quarterly earnings announcement.  The Company’s management believes this is a useful metric for purposes of assessing progress in transitioning to a subscription-based business model.  ARR should be viewed independently of revenue and does not represent our revenue under U.S. GAAP on an annualized basis, as it is an operating metric that can be impacted by contract start dates, end dates, cancellations, and renewal rates. Subscription ARR is not intended to be a replacement for forecasts of revenue. The following are the variations of ARR the Company intends to present:

1.	Total ARR (T-ARR) represents the annualized value of subscription license, maintenance contracts and active cloud services at the end of a reporting period.
2.	Maintenance Services ARR (M-ARR) represents the annualized value of active perpetual license maintenance service contracts at the end of the reporting period.
3.	Subscription ARR (S-ARR) represents the annualized value of active subscription or term licenses at the end of a reporting period.
4.	Cloud ARR (C-ARR) represents the annualized value of active cloud services contracts at the end of a reporting period.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited)

(In thousands except for per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
GAAP Net Loss from continuing operations	$(854)	$(542)	$(5,616)	$(7,010)
Interest expense	12	14	12	16
Interest income	(192)	(201)	(811)	(729)
Other expense	91	6	49	14
Stock compensation	165	202	883	1,316
Depreciation & amortization	174	85	623	335
Severance and Furlough	—	—	169	178
Tax expense	79	7	98	20
Impairment of operating lease asset	—	—	184	—
Non-GAAP Adjusted EBITDA	$(525)	$(429)	$(4,409)	$(5,860)

Non-GAAP Adjusted Loss per share from continuing operations

Set forth below is a reconciliation of the Company’s “Non-GAAP

Adjusted Loss per share from continuing operations”

(Unaudited)

(In thousands except for per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
GAAP Net Loss from continuing operations	$(854)	$(542)	$(5,616)	$(7,010)
Adjustments to Net Loss:
Severance and Furlough	—	—	169	178
Non-GAAP Adjusted Net Loss from continuing operations	$(854)	$(542)	$(5,447)	$(6,832)
Net Loss per share from continuing operations —basic and diluted
GAAP Loss from continuing operations, basic and diluted	$(0.03)	$(0.02)	$(0.21)	$(0.27)
Adjustments to Net Loss (as detailed above)	—	—	0.01	0.01
Non-GAAP Adjusted Loss per share from continuing operations	$(0.03)	$(0.02)	$(0.20)	$(0.26)